Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 19% SALES GROWTH
AND EPS OF $0.27 vs. $0.23

FOR THE FIRST QUARTER ENDED OCTOBER 31, 2013

LITTLE FALLS, New Jersey (December 5, 2013) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 17% increase in net income to a record $11,185,000, or $0.27 per diluted share, on a 19% increase in sales to a record $118,272,000 for the first quarter ended October 31, 2013. This compares with net income of $9,576,000, or $0.23 per diluted share, on sales of $99,681,000 for the first quarter ended October 31, 2012.

Andrew Krakauer, Cantel’s President and CEO stated, “We are pleased to have delivered record sales and earnings this quarter. We achieved good financial performance in all three major business segments — Endoscopy, Water Purification and Filtration, and Healthcare Disposables. All three business units have greatly benefitted from further investments in new product development, sales and marketing programs, and the integration of recent acquisitions. Most importantly, for the second consecutive quarter we had strong organic sales growth of 10%. Further, our total sales growth of 19% demonstrates the success of our acquisition program.”

Krakauer added, “Our Medivators Endoscopy business achieved robust organic sales growth of 19% in the quarter. All product categories were strong, including equipment, disinfectant chemicals, procedural products, as well as service and spare parts. Our Mar Cor Water Purification and Filtration segment continued its excellent performance as it has for the past two years with sales growth of 20% this quarter. Higher sales in this segment were led by increased shipments of central and portable water purification equipment. Sales in our Crosstex Healthcare Disposables business grew by 32%, mostly driven by the successful integration of the SPS Medical sterility assurance acquisition completed in November 2012. These substantial revenue increases drove the significantly improved operating earnings. Our strong results validate the effectiveness of our increasing investments in sales and marketing and new product development, which will support continued growth in all our major segments. Further, we are also taking an aggressive approach in building our international sales, marketing and operations teams to grow this part of our business over the medium-term. Such investments will accelerate over the next several quarters. Cantel will continue to be dedicated to the growing global infection prevention and control marketplace through both organic growth strategies and our continued commitment to an active acquisition program.”

The Company also reported that its balance sheet at October 31, 2013 included current assets of $151,293,000, including cash of $28,453,000, a current ratio of 2.5:1, gross debt of $82,000,000 and stockholders’ equity of $330,434,000. Krakauer stated, “We continue to maintain a strong balance sheet and generate substantial cash flow and EBITDAS. When compared with the same quarter last year, our EBITDAS grew by 15% to $24,148,000. We were able to reduce our net debt position by over $7 million to $53,547,000, during the quarter.”

Cantel Medical is a leading global company dedicated to delivering innovative infection prevention and control products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives.  Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products, and specialty packaging for infectious and biological specimens. Additionally, we provide technical service for our products.

The Company will hold a conference call to discuss the results for the first quarter ended October 31, 2013 on Thursday, December 5, 2013 at 11:00 AM Eastern time. To participate in the conference call, dial (877) 407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, December 5, 2013 at 2:00 PM through midnight on February 5, 2014 by dialing (877) 660-6853 and using conference ID # 13573107.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=171967.  A replay of the webcast will be available on Vcall for 90 days and via the investor relations page of the Cantel web site.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	October 31,
	2013	2012

Net sales	$118,272	$99,681

Cost of sales	66,773	55,954

Gross profit	51,499	43,727

Expenses:
Selling	15,764	13,413
General and administrative	15,164	12,048
Research and development	2,259	2,294
Total operating expenses	33,187	27,755

Income before interest and income taxes	18,312	15,972

Interest expense	657	646
Interest income	(13)	(13)

Income before income taxes	17,668	15,339

Income taxes	6,483	5,763

Net income	$11,185	$9,576

Earnings per common share - diluted	$0.27	$0.23

Dividends per common share	$0.05	$0.04

Weighted average shares - diluted	41,373	41,042

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	October 31,	July 31,
	2013	2013
Assets
Current assets	$151,293	$150,660
Property and equipment, net	46,565	46,465
Intangible assets, net	73,512	75,929
Goodwill	211,429	211,618
Other assets	3,019	2,999
	$485,818	$487,671

Liabilities and stockholders’ equity
Current portion of long-term debt	$10,000	$10,000
Other current liabilities	49,988	49,151
Long-term debt	72,000	85,000
Other long-term liabilities	23,396	22,388
Stockholders’ equity	330,434	321,132
	$485,818	$487,671

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

(unaudited)

The reconciliation of EBITDAS with net income for the three months ended October 31, 2013 and 2012, respectively, is as follows (in thousands):

	Three Months Ended
	October 31,
	2013	2012

Net income	$11,185	$9,576

Income taxes	6,483	5,763
Interest expense	657	646
Interest income	(13)	(13)
Depreciation	1,937	1,760
Amortization	2,626	2,267
Loss on disposal of fixed assets	125	41

EBITDA	23,000	20,040

Stock-based compensation expense	1,148	958

EBITDAS	$24,148	$20,998

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.